Report of Independent Registered Public Accounting Firm

To the Shareholders
and Board of Trustees of
Federated US Government
Securities Fund 13 Years

In planning and
performing our audit
of the financial
statements of
Federated US
Government Securities
Fund 13 Years the
Fund as of and
for the year ended
February 28 2007
in accordance with the
standards of the
Public Company
Accounting Oversight
Board United States we
considered its internal
control over financial
reporting including
control activities for
safeguarding securities
as a basis for
designing our auditing
procedures for the purpose
of expressing our
opinion on the financial
statements and
to comply with the
requirements of Form
NSAR but not for the
purpose of expressing
an opinion on the
effectiveness of
the Funds internal
control over financial
reporting  Accordingly
we express no such
opinion

The management of the
Fund is responsible for
establishing and maintaining
effective internal control over
financial reporting
In fulfilling this
responsibility estimates
and judgments by management
are required
to assess the expected
benefits and related
costs of controls A companys
internal control over financial
reporting is a process
designed to provide reasonable
assurance regarding the
reliability of financial
reporting and the
preparation of financial
statements for external
purposes in accordance with
generally
accepted accounting principles
Such internal control includes
policies and procedures that
provide
reasonable assurance regarding
prevention or timely detection
of unauthorized acquisition use or
disposition of a companys
assets that could have a
material effect on the financial
statements

Because of its inherent
limitations internal control
over financial reporting may
not prevent or detect
misstatements Also projections
of any evaluation of effectiveness
to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the polices or procedures may deteriorate

A control deficiency exists
when
the design or operation of a
control does not allow
management or
employees in the normal
course of performing their
assigned functions to
prevent or detect misstatements
on a timely basis  A
significant deficiency
is a control deficiency
or combination of control
deficiencies
that adversely affects
the companys ability to
initiate authorize record
process or report external
financial
data reliably in accordance
with generally accepted
accounting principles such
that there is more than a
remote likelihood that a
misstatement of the companys
 annual or interim financial
 statements that is more
than inconsequential will
not be prevented or detected
A material weakness is a
significant deficiency or
combination of significant
deficiencies that results
in more than a remote
likelihood that a material
misstatement of the annual
 or interim financial statements
will be not prevented or detected

Our consideration of the
 Funds internal control
over financial reporting
was for the limited purpose
described in the first
paragraph and would not
necessarily disclose
all deficiencies in
internal control that
might be significant
deficiencies or material
weaknesses under standards
established by the Public
Company Accounting
Oversight Board United
States  However we noted
no deficiencies in the
Funds
internal control over
financial reporting and
its operation including
controls for safeguarding
securities
that we consider to be a
material weakness as defined
above as of February 28 2007





This report is intended
solely for the information
 and use of management and
 the Board of Trustees of
the
Fund and the Securities
and Exchange Commission
and is not intended to be
and should not be used by
anyone other than these
specified parties




ERNST & YOUNG LLP


Boston Massachusetts
April 19 2007